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                                                                   EXHIBIT 10.30
                                                                   -------------

                                PROMISSORY NOTE
                                ---------------

$825,000.00                                                Boston, Massachusetts
                                                               September 6, 1996


     FOR VALUE RECEIVED, the undersigned Peritus Software Services, Inc., a Massachusetts corporation (the "Borrower") hereby promises to pay to the order of FLEET NATIONAL BANK (the "Bank") the principal amount of Eight Hundred Twenty-Five Thousand and 00/100 ($825,000.00) Dollars or such portion thereof as may be advanced by the Bank as one or more "Additional Term Loans" pursuant to
(S) 1.4 of the below-described Letter Agreement and remains outstanding from time to time hereunder ("Principal"), with interest, at the rate hereinafter set forth, on the daily balance of all unpaid Principal, from the date hereof until payment in full of all Principal and interest hereunder. As used herein, "Letter Agreement" means that certain letter agreement of even date herewith between the Bank and the Borrower.

     Interest on all unpaid Principal shall be due and payable monthly in arrears, on the first day of each month, commencing on the first such date after the advance of any Principal and continuing on the first day of each month thereafter and on the date of payment of this note in full, at a fluctuating rate per annum (computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed) which shall at all times be equal to the sum of (i) one (1 %) percent per annum plus (ii) the Prime Rate, as in effect from time to time (but in no event in excess of the maximum rate permitted by then applicable law). A change in the aforesaid rate of interest will become effective on the same day on which any change in the Prime Rate is effective. Overdue principal and, to the extent permitted by law, overdue interest shall bear interest at a fluctuating rate per annum which at all times shall be equal to the sum of (i) two (2%) percent per annum plus (ii) the per annum rate otherwise payable under this note (but in no event in excess of the maximum rate permitted by then applicable law), compounded monthly and payable on demand. As used herein, "Prime Rate" means that rate of interest per annum announced by the Bank from time to time as its prime rate, it being understood that such rate is merely a reference rate, not necessarily the lowest, which serves as the basis upon which effective rates of interest are calculated for obligations making reference thereto. If the entire amount of any required Principal and/or interest is not paid within ten (10) days after the same is due, the Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment, provided that such late fee shall be reduced to three percent (3%) of any required Principal and interest that is not paid within fifteen (15) days of the date it is due if this note is secured by a mortgage on an owner-occupied residence of 1-4 units.

     Principal shall be repaid by the Borrower to the Bank in 35 equal consecutive monthly installments (each in an amount equal to 1/36th of the aggregate principal amounts of the Additional Term Loans, as defined in the Letter Agreement, outstanding at close of business on June 30, 1997), such installments to commence
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July 1, 1997 and to continue thereafter on the first day of each month through and including May 1, 2000, plus a 36th and final installment on June 1, 2000 in an amount equal to all then outstanding Principal and all interest accrued but unpaid thereon.

     The Borrower may at any time and from time to time, without premium or penalty, prepay all or any portion of the Principal; provided that each such Principal prepayment shall be accompanied by payment of all interest on this note accrued but unpaid to the date of payment. Any partial prepayment of Principal will be applied against Principal installments in inverse order of normal maturity.

     Payments of both Principal and interest shall be made, in immediately available funds, at the office of the Bank located at 75 State Street, Boston, Massachusetts 02109, or at such other address as the Bank may from time to time designate.

     The undersigned Borrower irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to this note or on the books of the Bank, at or following the time of making any Additional Term Loan (as defined in the Letter Agreement) receiving any payment of Principal, an appropriate notation reflecting such transaction and the then unpaid balance of Principal. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower hereunder or under the Letter Agreement. The unpaid Principal amount of this note, as recorded by the Bank from time to time on such schedule or on such books, shall constitute presumptive evidence of the aggregate outstanding principal amount of the Additional Term Loans.

     The Borrower hereby (a) waives notice of and consents to any and all advances, settlements, compromises, favors and indulgences (including, without limitation, any extension or postponement of the time for payment), any and all receipts, substitutions, additions, exchanges and releases of collateral, and any and all additions, substitutions and releases of any person primarily or secondarily liable, (b) waives presentment, demand, notice, protest and all other demands and notices generally in connection with the delivery, acceptance, performance, default or enforcement of or under this note, and (c) agrees to pay, to the extent permitted by law, all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by the Bank in enforcing this note and any collateral or security therefor, all whether or not litigation is commenced.

     This note is the Additional Term Note referred to in, and is entitled to the benefits of, the Letter Agreement This note is secured by the Security Agreement (as defined in the Letter Agreement). This note is subject to prepayment as set forth in the Letter Agreement. The maturity of this note may be accelerated upon the occurrence of an Event of Default, as provided in the Letter Agreement.

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     Executed, as an instrument under seal, as of the day and year first above written.

CORPORATE SEAL                          PERITUS SOFTWARE
ATTEST:                                 SERVICES, INC.



/s/ John MacPhee                        By: /s/ Dominic K. Chan
----------------------------               ---------------------------
Treasurer                                    Name: Dominic K. Chan
                                             Title:

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